Woodward Increases Fiscal Year 2014 Earnings Outlook

FORT COLLINS, CO -- (Marketwired - June 05, 2014) - Woodward, Inc. (NASDAQ: WWD) today announced its revised financial outlook for fiscal year 2014. (All per share amounts are presented on a fully diluted basis.)

Woodward now expects earnings to be between $2.35 and $2.45 per share for the full fiscal year, a significant improvement from its previous outlook of between $2.10 and $2.30 per share. The increased full year outlook for earnings is based on visibility of the results of the first two months of the current quarter and updated firm orders for the remainder of the fiscal year. Additionally, Woodward now expects net sales for the fiscal year to be in the upper end of its previous guidance range of $1.95 and $2.05 billion.

"Our order book has strengthened since we provided our previous outlook," said Robert F. Weber, Jr., Vice Chairman, Chief Financial Officer and Treasurer. "Improved financial and operational performance, cost control initiatives, and increased confidence in sales volumes throughout our business are contributing to higher than previously expected earnings."

"We are encouraged by signs of solid growth in many of our end markets and are seeing considerable momentum in our sales orders," added Thomas A. Gendron, Chairman and Chief Executive Officer. "Our markets continue to strengthen, and we expect increased sales growth and earnings leverage to positively impact our fiscal year 2015 performance as well."

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control solutions for the aerospace and energy markets. The company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com, and connect with us at www.facebook.com/woodwardinc.

Cautionary Statement

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements regarding future sales, earnings, liquidity, relative profitability, and the impact of economic conditions and downturns on Woodward. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to, a decline in business with, or financial distress of, our significant customers; the continued global economic uncertainty and instability in the financial markets; Woodward's ability to obtain financing, on acceptable terms or at all, to implement its business plans, complete acquisitions, or otherwise take advantage of business opportunities or respond to business pressures; Woodward's long sales cycle, customer evaluation process, and implementation period of some of its products and services; Woodward's ability to implement and realize the intended effects of restructuring and alignment efforts; Woodward's ability to successfully manage competitive factors, including prices, promotional incentives, industry consolidation, and commodity and other input cost increases; Woodward's ability to manage expenses and product mix while responding to sales increases or decreases; the ability of Woodward's subcontractors and suppliers to meet their obligations; Woodward's ability to monitor its technological expertise and the success of, and/or costs associated with, its product development activities; Woodward's ability to integrate acquisitions and manage costs related thereto; Woodward's debt obligations, debt service requirements and ability to operate its business, pursue its business strategies and incur additional debt in light of restrictive covenants in its outstanding debt agreements; risks related to U.S. Government contracting activities, including liabilities resulting from legal and regulatory proceedings, inquiries, or investigations related to such activities; reductions in defense sales due to a decrease in the amount of U.S. Federal defense spending; changes in government spending patterns and/or priorities; future impairment charges resulting from changes in the estimates of fair value of reporting units or of long-lived assets; future subsidiary results; environmental liabilities; Woodward's continued access to a stable workforce and favorable labor relations; physical and other risks related to Woodward's operations and suppliers, including natural disasters, which could disrupt production; Woodward's ability to successfully manage regulatory, tax and legal matters; risks from operating internationally including the impact on reported earnings from fluctuations in foreign currency exchange rates, and compliance with and changes in the legal and regulatory environments of the United States and the countries in which Woodward operates; fair value of defined benefit plan assets and assumptions used in determining Woodward's retirement pension and other postretirement benefit obligations and related expenses; information systems interruptions or intrusions; and other risk factors described in Woodward's Annual Report on Form 10-K for the year ended September 30, 2013 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT:
Don Guzzardo
Director, Investor Relations & Treasury
970-498-3580
Don.Guzzardo@woodward.com

Woodward, Inc.
1000 East Drake Road
Fort Collins, Colorado 80525, USA